Exhibit 10.7

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (the “Amendment”) is dated as of the 15th day of February, 2021 and is made by and between Osprey Technology Acquisition Corp. II (the “Maker”) and Osprey Technology Sponsor II, LLC (the “Payee”).

RECITALS

A.	Maker executed that certain Promissory Note dated September 30, 2020 in the principal sum of up to Three Hundred Thousand dollars ($300,000) (the “Note”).

B.	The Note matured on December 31, 2020.

C.	Maker and Payee have agreed to make certain amendments to the Note.

D.	Unless otherwise set forth herein, all other provisions of the Note shall remain in full force and effect.

E.	All capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

In consideration of these promises, the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.    Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

“Principal. The principal balance of this Note shall be repayable on the earlier of (the “Maturity Date”) (a) the date on which Maker consummates an initial public offering (“IPO”) and (b) June 30, 2021. The principal balance may be prepaid at any time.”

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

MAKER:

OSPREY TECHNOLOGY ACQUISITION CORP. II

By:	/s/ David DiDomenico
Name:	David DiDomenico
Title:	President and Chief Executive Officer

PAYEE:

OSPREY TECHNOLOGY SPONSOR II, LLC

By:	Jeffrey F. Brotman
Name:	Jeffrey F. Brotman
Title:	Secretary

Signature page to First Amendment to Promissory Note